Exhibit 1

Group Secretariat
Level 20, 275 Kent Street
Sydney NSW 2000
Australia

Telephone: (02) 8253 0390
Facsimile:  (02) 8253 1215

12 February 2009

Company Announcements

Australian Securities Exchange Limited
20 Bridge Street

SYDNEY  NSW  2000

Westpac Update on 18 February 2009

Given the continued volatility in financial markets, on Wednesday 18 February 2009, Westpac will lodge with the ASX a trading update on its December quarter 2008. This update will be accompanied by the release of Westpac’s December quarter 2008 Pillar 3 Report.

Yours sincerely

Anna Sandham
Company Secretary